EXHIBIT 10.3


                            ALMIRA ENTERPRISES, INC.

                                      -and-

                              NORDBANKEN AB (PUBL)





                             GUARANTEE AND INDEMNITY
                           RELATING TO OBLIGATIONS OF
                           COMMODORE HOLDINGS LIMITED






                           Sinclair Roche & Temperley
                                   Royex House
                              5 Aldermanbury Square
                                 London EC2V 7LE
                            Tel: +44 (0)20 7452 4000
                            Fax: +44 (0)20 7452 4001
                                 Ref: GFS/252680


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                                INDEX OF CONTENTS
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

Clause            Heading                                                                              Page No.


1.                DEFINITIONS AND CONSTRUCTION................................................................1

2.                REPRESENTATIONS AND WARRANTIES..............................................................3

3.                GUARANTEE AND INDEMNITY.....................................................................4

4.                EXPENSES....................................................................................4

5.                CONTINUING GUARANTEE........................................................................5

6.                UNDERTAKINGS................................................................................6

7.                ENFORCEMENT.................................................................................8

8.                CURRENCY INDEMNITY.........................................................................10

9.                ASSIGNMENT.................................................................................11

10.               MISCELLANEOUS..............................................................................11

11.               NOTICES....................................................................................12

12.               GOVERNING LAW AND JURISDICTION.............................................................13



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THIS GUARANTEE AND INDEMNITY is given the 20th day of June,  2000
BY:-

(1) ALMIRA ENTERPRISES, INC. a company incorporated and registered under the laws of Panama whose registered office is at c/o Galindo Arias & Lopez, Scotia Plaza, No 18 Avenida Federico Boyd & Calle 51, Piso 9, 10 & 11, Panama, Republic of Panama (the "Guarantor" which expression shall include the successors and permitted assigns of the Guarantor) in favour of:-

(2) NORDBANKEN AB (PUBL) a company incorporated under the laws of Sweden acting through its office at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden (the "Lender" which expression shall include its successors and assigns).

WHEREAS:

(A)      By a loan agreement dated        2000 made between the Lender (1) and
         COMMODORE HOLDINGS LIMITED (the "Borrower") (2) the Lender agreed to lend the Borrower two million United States Dollars (USD2,000,000) pursuant to and subject to the terms and conditions therein contained.

(B) In order to induce the Lender to enter into the Agreement and to advance the loan to be advanced thereunder and as a condition precedent thereto the Guarantor has agreed to give the guarantee and indemnity herein contained and to secure its obligations hereunder in the manner hereinafter specified.

NOW THIS DEED WITNESSETH as follows:-

1.       DEFINITIONS AND CONSTRUCTION

1.1      In this Guarantee and Indemnity unless the context otherwise requires:-




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         "Agreement"
         means the loan agreement referred to in Recital (A) above as supplemented by any amendment or supplement thereto which may from time to time be agreed to by the Lender and the Borrower;

         "Default Rate"
         means the rate of interest calculated in accordance with clause 4.3 of the Agreement;

         "Indebtedness"
         means the Loan together with all interest accrued thereon and all other moneys, costs, fees and expenses whatsoever which from time to time may be or become owing or due and payable to the Lender under or pursuant to the Agreement or any of the Security Documents;

         "Loss"
         means any and all losses, costs, expenses, damages, claims, demands, rights of set-off and/or counterclaim incurred by the Lender in respect of or in connection with the Agreement and/or the Security Documents or any liability arising therefrom;

         "Secured Obligations"
         means all covenants, agreements, warranties, conditions and provisions expressed or implied on the part of the Borrower to be performed, observed or complied with under the Agreement including, without limitation, the due and punctual payment of the principal sum and all interest and other moneys expressed to be payable by the Borrower in accordance with the terms of the Agreement; and

         "this Guarantee"
         means this Guarantee and Indemnity.

1.2 Unless otherwise defined herein or the context otherwise requires, words and expressions defined in the Agreement shall have the same meanings herein. Clause headings are inserted for convenience only and shall be ignored in the interpretation of this Guarantee.



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2.       REPRESENTATIONS AND WARRANTIES

2.1 The Guarantor HEREBY REPRESENTS AND WARRANTS to the Lender that as of the date hereof and (save in respect of sub-paragraph (B)(ii) below) as continuing warranties until all of the Indebtedness shall have been paid and discharged in full:-

         (A) the Guarantor has full power and authority to make and perform this Guarantee and such of the Security Documents to which the Guarantor is or will be a party and each of the Guarantee and the relevant Security Documents constitutes (or will constitute when executed) the legal, valid and binding obligations of the Guarantor enforceable in accordance with its terms;

         (1) the making and performance by the Guarantor of this Guarantee and such of the Security Documents to which the Guarantor is or will be a party will in no way exceed the powers granted to the Guarantor by, or violate in any respect any provision of (i) any mortgage, charge, deed, contract or other undertaking or instrument to which the Guarantor is a party or which is binding on the Guarantor or any of the assets of the Guarantor; or
               (ii)any law or regulation or any order or decree of any governmental authority, agency or court; or (iii) the Memorandum and/or Articles of Association (or equivalent corporate documents) of the Guarantor;

         (2) all consents, licences, approvals or authorisations which are required in connection with the execution, validity, performance or enforceability of this Guarantee and such of the Security Documents to which the Guarantor is or will be a party have been obtained and are and will continue to be valid and subsisting;

         (3) save as disclosed to the Lender in writing, the Guarantor is not in default under any agreement to which the Guarantor is a party or by which the Guarantor may be bound, nor in respect of any financial commitment or obligation;



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         (4)   the Guarantor is not engaged in litigation or arbitration before any court or before any tribunal which might if determined against the Guarantor have a material adverse effect on the financial condition of the Guarantor and there is no claim against the Guarantor which, with the passage of time might result in any such litigation or arbitration; and

         (5) the Guarantor has received a copy of the Agreement and approves of and agrees to the terms and conditions thereof.

3.       GUARANTEE AND INDEMNITY

3.1      The Guarantor HEREBY UNCONDITIONALLY AND IRREVOCABLY:-

         (A) GUARANTEES the due and punctual performance and observance of and compliance with the Secured Obligations by the Borrower in accordance with the terms of the Agreement and the Guarantor HEREBY COVENANTS that, if any amount of principal or interest or other moneys payable by the Borrower under the Agreement shall not be paid when the same shall be due and payable, whether on maturity or otherwise, the Guarantor will, forthwith on demand, make such payment, or cause such payment to be made, to the Lender in the manner specified by the Lender together with all interest expressed to accrue on any such amount pursuant to the Agreement until the date of receipt by the Lender; and

         (1) without prejudice to (A) above and as a separate and independent obligation thereto INDEMNIFIES and agrees to indemnify the Lender upon written demand in respect of any Loss which the Lender may suffer or incur in good faith directly or indirectly as a result of or in connection with any failure by the Borrower fully and effectually to perform, observe and/or comply with the Secured Obligations.



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4.       EXPENSES


4.1 The Guarantor further agrees to pay to the Lender on demand on a full indemnity basis all commissions, charges, costs and expenses of whatsoever nature incurred by the Lender in the administration, preservation and enforcement of any of its rights hereunder or under such of the Security Documents to which the Guarantor is or will be a party together with interest thereon (both before and after judgment) at the Default Rate from the date of demand until the date of receipt by the Lender compounded on such days in the year as the Lender reasonably may select.

5.       CONTINUING GUARANTEE

5.1      This Guarantee shall:-

         (1) be a continuing security and shall be construed and take effect as security for all of the Secured Obligations until they shall have been satisfied and discharged in full and the Guarantor hereby waives any right of set-off or counter-claim which the Guarantor may otherwise have had against the Lender;

         (2) be in addition to any other guarantee, indemnity or other security which the Lender may now or hereafter hold in respect of all or any of the Secured Obligations whether from the Guarantor or otherwise, and shall be binding on the Guarantor notwithstanding that any other Security Party shall fail to give the security to be provided by it or shall be released from any such security or such security shall be varied;

         (3) not be discharged by the granting to any Security Party of time or any other indulgence or by compounding with any Security Party or by any variation whatsoever of any of the Secured Obligations or by any actual or alleged invalidity, irregularity or unenforceability of or defect in any of the Secured Obligations or in any of the provisions of the Agreement or any one or more of the Security Documents or by the absence of any action to enforce any of the rights of the Lender thereunder or by any act or circumstance whatsoever whereby this Guarantee would or might otherwise but for the provisions of this Clause have been so discharged; and

         (4) remain in full force and effect notwithstanding any change in the name, constitution or otherwise of any Security Party or the Lender or their respective successors and assigns or the absorption or amalgamation of any thereof by or with any other corporate entity.



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6.       UNDERTAKINGS

6.1 The Guarantor AGREES WITH REPRESENTS AND UNDERTAKES to the Lender that:-

         (A) if the Guarantor becomes liable to make any payment pursuant to Clause 3 hereof, then the Guarantor will not thereafter make demand for payment of any moneys for the time being due to the Guarantor from any Security Party or exercise any other right or remedy to which the Guarantor is entitled in respect of such moneys unless and until all moneys whatsoever owing by all Security Parties to the Lender have been irrevocably paid in full;

         (1) if any Security Party shall become insolvent or shall be wound up or liquidated, the Guarantor shall not (unless so required by the Lender and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation upon trust to pay any amounts recovered thereunder to the Lender) prove in such insolvency, winding-up or liquidation until all moneys whatsoever owing by all Security Parties to the Lender have been irrevocably paid in full;

         (2) the Guarantor has not taken and will not take from any Security Party any security whatsoever for the moneys hereby secured and, notwithstanding the foregoing, any such security now or hereafter held by the Guarantor shall be held in trust for the Lender and for its benefit in respect of the obligations of the Guarantor hereunder;

         (3) the Guarantor will not exercise any right to which the Guarantor may be entitled as a surety until all moneys whatsoever owing or due and payable by all Security Parties to the Lender have been irrevocably paid in full;

         (4) the Guarantor hereby waives any right to require the Lender to proceed first against any Security Party and/or to give notice to or demand on any Security Party whatsoever;



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         (5)   all payments to be made hereunder shall be made in immediately available funds without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future taxes of any nature now or hereafter imposed, levied, collected, withheld, deducted or assessed by any taxing and/or governmental authority whatsoever or wheresoever unless the Guarantor is compelled by law to deduct such taxes. In that event all such taxes shall be borne by the Guarantor or, if under the provisions of any applicable law this stipulation cannot be applied, then the Guarantor shall increase the payments to the Lender so that the net amounts received by the Lender shall be equal to the full amounts which the Lender would have received had payment not been made subject to such taxes; PROVIDED THAT taxes payable by the Lender on its profits arising by virtue of the transaction herein described in the countries in which it carries on business shall not be included in the foregoing. As used in this sub-clause the term "taxes" includes all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever and any restriction or condition resulting in a charge.

               If the Guarantor is required to deduct taxes, the Guarantor will promptly thereafter deliver all receipts and other documents relating thereto to the Lender.

               If and when the Lender shall receive (in its reasonable opinion) a credit in respect of any taxes deducted by the Guarantor and to which this sub-clause refers, it shall allow the Guarantor a credit against amounts due or to become due under the Agreement or any one or more of the Security Documents (the "Guarantor's Credit") of such amount as shall be fair and reasonable in the opinion of the Lender in respect of any such credit as is received by the Lender or, if all of the Indebtedness shall have been repaid in full, shall make a payment to the Guarantor equal to the amount of the Guarantor's Credit. The Lender shall be under no obligation to discuss or reveal its tax affairs with the Guarantor;

         (6) the Guarantor shall give to the Lender all such information as the Lender may request with regard to the performance by the Security Parties of their respective obligations under the Agreement and the Security Documents;

         (7) all the authorised and issued share capital of the Guarantor is and will remain wholly and beneficially owned and controlled by the Borrower;



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         (8)   as security for the due performance and observance of the
               obligations of the Guarantor under this Guarantee the Guarantor shall provide the Lender with the Mortgage and the Insurance Assignment in respect of the Vessel as provided in the Agreement; and

         (9) the Guarantor shall observe and perform all those covenants and undertakings in the Agreement whose observance and performance by the Guarantor the Borrower has undertaken to procure.

7.       ENFORCEMENT

7.1      The Guarantor AGREES, ACKNOWLEDGES AND DECLARES that:-

         (1) in order to give effect to this Guarantee the Lender shall be at liberty to act as though the Guarantor were the principal debtor and obligor in respect of the Secured Obligations and in the event of the winding-up, dissolution, reconstruction or amalgamation in which or as a consequence of which any Security Party loses its separate corporate identity the Guarantor shall become liable to the Lender for the payment of all moneys expressed to be payable by the Security Parties to the Lender pursuant to the Agreement and the Security Documents and the performance and observance of and compliance with all the Secured Obligations;

         (2) any release, settlement or discharge in relation to the obligations of the Guarantor hereunder shall be conditional upon no security, disposition or payment to the Lender in respect of any of the Indebtedness being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation and if any such security, disposition or payment be avoided or reduced as aforesaid, this Guarantee shall continue to apply in respect of the amount of such security, disposition or payment and the Guarantor shall indemnify the Lender in respect thereof;



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         (3)   the Lender may take such action as the Lender in its own
               discretion may consider appropriate against any other Security Party or Parties to recover moneys due and payable in respect of the Secured Obligations, the Guarantor, however, remaining liable under this Guarantee for payment and discharge of all moneys payable in respect thereof;

         (B) the Lender shall be entitled (after a demand for payment has been made hereunder but without further notice) to procure the setting-off of any liability of the Guarantor hereunder against any moneys standing to the credit of any account or accounts which the Guarantor may now or hereafter have with the Lender at any of the Lender's offices or with any subsidiary or parent company of the Lender (whether or not those moneys are then due to the Guarantor) and, for this purpose, to combine any and all such accounts and to use all or part of those moneys to buy such other currency or currencies as may be required to enable the Lender to effect that setting-off. The Lender shall also be entitled to retain as security for the discharge of the liability of the Guarantor hereunder all securities or other property of the Guarantor held by the Lender at any of the Lender's offices and/or by any subsidiary or parent company of the Lender (whether for safe custody or otherwise);

         (4) notwithstanding that the Secured Obligations and any moneys due from the Guarantor hereunder shall have been complied with, paid or discharged, the Lender shall be entitled to retain this Guarantee and refrain from releasing the Guarantor from this Guarantee for such period thereafter as the Lender may determine in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any Security Party or any other person as may have performed, paid or discharged any of the Secured Obligations within such period as aforesaid;

         (5) for the purpose of enabling the Lender to sue any other Security Party or to prove in its winding-up, liquidation or bankruptcy or in any similar proceedings for any moneys due and unpaid by the Borrower to the Lender, the Lender may at any time place and keep for such time as it may think fit any moneys received hereunder to the credit of an interest bearing suspense account without any obligation on the part of the Lender to apply the same or any part thereof in or towards the discharge of the Indebtedness; and

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         (6)   the certificate of the Lender as to the sum of money owed by any
               Security Party to the Lender shall, in the absence of manifest error, be conclusive for any purpose and binding on the Guarantor.

8.       CURRENCY INDEMNITY

8.1 Any amount received by the Lender in connection herewith in a currency (the "Relevant Currency") other than the currency in which the same should be received pursuant to the terms hereof (the "Agreed Currency") whether pursuant to a judgment or order of a court or tribunal of any jurisdiction or any enforcement proceedings or otherwise howsoever in connection herewith or otherwise shall only constitute a discharge to the Guarantor to the extent of the amount of the Agreed Currency which the Lender is able, promptly on receipt, to purchase in such foreign exchange market as the Lender may select with the amount of the Relevant Currency so received. If:-

         (1) the amount of the Agreed Currency which the Lender is so able to purchase is less than the amount of the Agreed Currency due to the Lender hereunder; and/or

         (2) any condition imposed in relation to the conversion of any amount paid in the Relevant Currency into the Agreed Currency including, without limitation, any condition imposed by any exchange control authority, reduces the amount in the Agreed Currency which the Lender actually receives for the amount of such payment in the Relevant Currency below that amount which it would have received had such condition not been imposed;

         the Guarantor will indemnify and hold the Lender harmless against any loss, damage, costs and/or expenses arising as a result.

8.2 The above indemnity shall constitute a separate and independent obligation from the other obligations contained herein shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for amounts due hereunder.



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9.       ASSIGNMENT

9.1 This Guarantee shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the Lender. The Guarantor may not assign or transfer rights or obligations hereunder without the prior written consent of the Lender (which may be withheld).

9.2 A person (including any body of persons) who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

10.      MISCELLANEOUS

10.1 The Guarantor HEREBY AGREES that at any time and from time to time, upon the request of the Lender, the Guarantor will promptly and duly execute and deliver and/or procure the execution and delivery of any and all such further instruments and documents as may be deemed desirable by the Lender for the purpose of obtaining for the Lender the full benefits hereof and of the rights and powers herein granted.

10.2 Any provisions contained herein prohibited by or unlawful or unenforceable under any applicable law shall, to the extent required by such law, be ineffective without modifying the remaining provisions hereof. Where however the provisions of any such applicable law may be waived, they are hereby waived by the Guarantor to the fullest extent permitted by such law with the intent that this Guarantee shall be valid, binding and enforceable in accordance with its terms.



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10.3     Time is of the essence of this Guarantee but no failure or delay by the
         Lender in exercising any right, power or privilege hereunder and no course of dealing between any Security Party and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Guarantor shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

11.      NOTICES

11.1 Any demand or notice to be given hereunder shall be in writing and sent by prepaid first class or airmail letter post or telex or facsimile or delivered by hand addressed to the Guarantor as follows:-

         c/o Commodore Holdings Limited
         4000 Hollywood Boulevard
         Suite 385-S
         Hollywood
         Fl 33021
         U.S.A.

         Attention Chief Financial Officer
         Facsimile No:      + 954 967 2135)

         with a copy to:-

         Kathleen L Deutsch, P.A.
         Broad and Cassel
         Miami Center - Suite 3000
         201 S. Biscayne Boulevard
         Miami
         Fl 33131
         U.S.A.

         Facsimile no.     + 305 373 9443

         or to such other person or address as the Guarantor may notify in writing to the other party hereto.

11.2 Any such notice shall be deemed to have been validly given and received on the date of despatch if sent by telex and five (5) days after having been posted if sent by prepaid first class or airmail post.

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12.      GOVERNING LAW AND JURISDICTION

12.1 This Guarantee and all agreements entered into pursuant or supplemental hereto shall be governed by and construed in accordance with English law.

12.2 The Guarantor HEREBY SUBMITS for the exclusive benefit of the Lender to the jurisdiction of the English Courts and appoints Consult Marine whose registered office is for the time being at 58 London Fruit Exchange, Brushfield Street, London E1 6EP or such other person as the Guarantor may with the prior written approval of the Lender from time to time appoint to be the attorney of the Guarantor for the purpose of accepting service on behalf of the Guarantor of any writ, notice, order, judgment or other legal process with respect hereto or any matter arising hereout and agrees that failure by any such process agent to give notice of such service of process to the Guarantor shall not impair or affect the validity of such service or of any judgment based thereon. The aforesaid submission shall not limit the right of the Lender to commence proceedings against the Guarantor in any jurisdiction it may think fit or in two or more jurisdictions.

IN WITNESS whereof this Guarantee has been executed as a deed the day and year first before written.


SIGNED SEALED and DELIVERED                          )
as a DEED                                            )
by ALMIRA ENTERPRISES, INC.                          )
                                                     )
acting by Frederick A. Mayer                         )    /s/Frederick A. Mayer
                                                     )
                                                     )
its duly appointed attorney-in-fact                  )
in the presence of :-                                )
Louise M. Batista
/s/ Louise M. Batista